UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 8, 2011

HANSEN MEDICAL, INC.

(Exact name of registrant as specified in charter)

Delaware	001-33151	14-1850535
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 East Middlefield Road

Mountain View, California 94043

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 404-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 8, 2011 we entered into a loan and security agreement (“Loan Agreement”) with Oxford Finance LLC (“Oxford”), Silicon Valley Bank (“SVB”, and together with Oxford, the “Lenders”) and Oxford as the collateral agent (the “Collateral Agent”), pursuant to which the Lenders will provide us a term loan in the principal amount of $30.0 million (the “Loan”). $20.0 million of the Loan will be provided by Oxford and $10.0 million will be provided by SVB. The Loan is expected to fund on December 9, 2011. We previously entered into a loan and security agreement with SVB on August 25, 2008 (the “Prior Loan Agreement”) which we and SVB are terminating in connection with entering into the Loan Agreement. Approximately $3.4 million of the amount borrowed under the Loan will be used to satisfy remaining amounts due under the Prior Loan Agreement. The Loan bears interest at a rate of 9.45% per annum. We are obligated to pay interest only on the Loan through December 31, 2012, provided that the interest only period will be extended through June 30, 2013 if we receive approval from the U.S. Food and Drug Administration for our Magellan Robotic System prior to December 31, 2012. In either event, after the interest-only period has lapsed, we will thereafter pay principal plus interest on such principal amount in monthly installments continuing through January 1, 2016. At our option, we may prepay all of the outstanding principal balance, subject to a pre-payment fee of (a) 3.00% of the principal amount of the Loan then outstanding if our prepayment is made on before the second anniversary of funding the Loan or (b) 1.50% of the principal amount of the Loan then outstanding if our prepayment is made after the second anniversary of funding the Loan. Upon any final payment of the Loan, in addition to other amounts then due, we are required to pay a final payment fee of $1,185,000. We have paid to the Lenders a facility fee of $225,000 and agreed to pay the Lenders’ expenses in connection with the Loan. It is an event of default under the Loan Agreement if we fail to make a payment on its due date, fail to perform specified obligations or fail to comply with certain covenants made in the Loan Agreement, experience a material adverse change, become insolvent, or upon the occurrence of other events listed in the Loan Agreement. In connection with the Loan Agreement, we granted the Lenders a first priority perfected security interest in substantially all of our assets now owned or hereafter acquired, other than our intellectual property, and all proceeds and products thereof, and we agreed to a negative pledge on our intellectual property. Two of our wholly-owned subsidiaries, AorTx, Inc. and Hansen Medical International, Inc., entered into an Unconditional Guaranty and a Security Agreement with the Collateral Agent pursuant to which they guaranteed our obligations under the Loan with a first priority security interest in their assets, excluding such subsidiaries’ intellectual property. We additionally agreed to pledge to the Lenders shares of each of our direct and indirect subsidiaries as collateral for the Loan. We are also subject to certain affirmative and negative covenants, including a requirement to maintain certain liquidity and limitations on our ability to: undergo certain change of control events; convey, sell, lease, transfer, assign or otherwise dispose of our assets; create, incur, assume, or be liable with respect to certain indebtedness; grant liens; pay dividends and make certain other restricted payments; make certain investments; make payments on any subordinated debt; enter into transactions with any of our affiliates outside of the ordinary course of business; or permit our subsidiaries to do the same. In addition, under the Loan Agreement, subject to certain exceptions, we are required to maintain with SVB our primary deposit accounts, securities accounts and commodities, and to do the same for each of our domestic subsidiaries.

As part of the financing, the Lenders received warrants (the “Warrants”) to purchase up to an aggregate of 660,793 fully paid and non-assessable shares of our common stock at an exercise price equal to $2.27 per share. The Warrants may be exercised on a cashless net exercise basis and will expire seven years from the date of issuance.

The Loan Agreement, filed as Exhibit 10.1 to this Current Report on Form 8-K, and the Warrants, the form of which is filed as Exhibit 10.2 to this Current Report on Form 8-K, are each incorporated herein by reference. The foregoing descriptions of the Loan Agreement and the Warrants do not purport to be complete and are qualified in their entirety by reference to such exhibits.

Item 1.02 Termination of a Material Definitive Agreement.

On December 8, 2011, we agreed to terminate our Prior Loan Agreement with SVB in order to enter into the new Loan Agreement with the Lenders. Upon the funding of the Loan, we will no longer have any obligations under the Prior Loan Agreement and there are no further encumbrances on our assets by SVB pursuant to such Prior Loan Agreement. SVB waived the prepayment fee and the unaccrued portion of the final payment fee in connection with the parties entering into the new Loan Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K that relates to the creation of a direct financial obligation of our company is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The Company issued the Warrants to the Lenders in reliance on the exemption from registration provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering and Rule 506 of Regulation D promulgated thereunder. Each of the Lenders represented that it is an accredited investor as defined in Rule 501(a) under the Securities Act.

The other information called for by this item is contained in Item 1.01, which is incorporated herein by reference.

Item 8.01. Other Events.

On December 9, 2011, we issued a press release announcing the entry into the Loan Agreement and the issuance of the Warrants described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Loan and Security Agreement among Hansen Medical, Inc., Oxford Finance LLC and Silicon Valley Bank, dated as of December 8, 2011.

10.2	Form of Warrant to Purchase Stock issued to the Lenders, dated as of December 8, 2011.

99.1	Press Release titled “Hansen Medical Secures $30 Million Debt Facility,” dated as of December 9, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HANSEN MEDICAL, INC. (Registrant)

Date: December 9, 2011	/s/ PETER J. MARIANI
Peter J. Mariani Chief Financial Officer

4